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                                                                       Exhibit 3


                    AGREEMENT DISSOLVING GENERAL PARTNERSHIP


      THIS AGREEMENT is made as of May 13, 1997, by and between CARMINE T. OLIVA, residing at 80 Brandywyne Drive, Florham Park, New Jersey 07932 (the "Managing General Partner") and the individuals identified as General Partners of Capital Source Partners, a New Jersey general partnership, on Exhibit A annexed hereto, and made a part hereof.

                               ARTICLE I. RECITALS

                           DESCRIPTION OF PARTNERSHIP

      1.01 The Managing General Partner and a majority of the General Partners (collectively referred to as the "Partners" and listed on Exhibit A annexed hereto) have been and now are all of the Partners of a business engaged in all lawful purposes authorized under New Jersey law under the firm name of Capital Source Partners ("CSP") at 4290 East Brickell Street, Ontario, California 91761.

                              PARTNERSHIP AGREEMENT

      1.02 The Partners entered into the Partnership and have continued in partnership under the provisions of a written agreement dated December 7, 1992 ("Partnership Agreement"), a copy of which is attached to this Agreement as Exhibit B and incorporated by reference in this Agreement.

                               DESIRE TO DISSOLVE

      1.03 Pursuant to Section 13.1(a) of the Partnership Agreement, the Partners now desire to dissolve the Partnership and liquidate its affairs pursuant to a plan by which the Managing General Partner sells all of the assets of the Partnership and distributes to the Partners any proceeds remaining after the payment of all liabilities of the Partnership.


                             ARTICLE II. DISSOLUTION

                                 EFFECTIVE DATE

      2.01 The Partners agree to dissolve their Partnership, effective at the close of business on the date that consents of a majority in interest of the Partners is obtained, and shall thereafter promptly liquidate and wind-up the affairs of the Partnership.
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                              NOTICE OF DISSOLUTION

      2.02 The Partners shall cause a notice of the dissolution to be published at least once in a newspaper of general circulation in all counties in New Jersey where the Partnership business has been regularly carried on.

                             TERMINATION OF BUSINESS

      2.03 Except for the purpose of carrying out the winding up and liquidation of the business of the Partnership, no Partner shall transact any further business nor incur any further obligations on behalf of the Partnership after the date of this Agreement.

                           CERTIFICATE OF DISSOLUTION

      2.04 The Partners shall cause a Certificate of Dissolution to be filed with the County Clerk in each county in New Jersey where the Partnership has filed any statement or certificate pertaining to its use of any business name or trade name.


                          ARTICLE III.   LIQUIDATION

                                   ACCOUNTING

      3.01 Immediately following the dissolution of the Partnership, the Partners shall cause an accounting to be made of all of the assets, liabilities, and net worth of the Partnership as of the effective date of the dissolution.

                                   DISCLOSURE

      3.02 Except as disclosed in the books and records of the Partnership, each of the Partners represents and warrants that he, she or it had not previously contracted any liability that can or may charge the Partnership or the other party, nor has he, she or it received or discharged any of the credits, moneys, or effects of the Partnership.

                                SETTLING ACCOUNTS

      3.03 On completion of the accounting, the Partners shall pay all of the liabilities of the Partnership, although the Managing General Partner may maintain an appropriate reserve in the amount he determines for any contingent liability until the contingent liability is satisfied. Any balance of the reserve shall be distributed together with any other sum remaining after payment of the outstanding Partnership liabilities to the Partners as their interest appears on Exhibit A.


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                       APPOINTMENT OF LIQUIDATING PARTNER

      3.04 The Managing General Partner is appointed as the liquidating partner to carry out the terms and conditions of the Agreement.

                         INSPECTION OF BOOKS AND RECORDS

      3.05 Each Partner shall have the right, directly or through his, her or its representative, at all reasonable times, to examine the books and pertinent records of the Partnership to establish and enforce his, her or its rights under this Agreement.


                       ARTICLE IV. CONSTRUCTION PROVISIONS

                                  GOVERNING LAW

      4.01 This Agreement shall be governed by and construed in accordance with the laws of New Jersey.

                                OTHER INSTRUMENTS

      4.02 The Partners covenant and agree that they will execute any other instruments and documents that are or may become necessary or convenient to carry out this Agreement.

                                    HEADINGS

      4.03 The headings used in this Agreement are used for administrative purposes only and are not to be considered in construing the terms of this Agreement.

                                  PARTIES BOUND

      4.04 This Agreement shall be binding on, and inure to the benefit of, the Partners and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns.

                               STRICT CONSTRUCTION

      4.05 This Agreement shall not be strictly construed against any Partner.

                                  SEVERABILITY

      4.06 If any provision of this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be


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construed as if the invalid, illegal, or unenforceable provision had never been contained in this Agreement.

                                  COUNTERPARTS

      4.07 This Agreement may be executed in any number of counterparts and each of the counterparts shall for all purposes be deemed to be an original.

                           PRIOR AGREEMENTS SUPERSEDED

      4.08 This Agreement supersedes any prior understandings or written or oral agreements between the Partners respecting the subject matter of this Agreement, including the Partnership Agreement, to the extent that the understanding or agreement conflicts with any provision contained in this Agreement.

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      4.09 The representations and warranties set forth in this Agreement shall be continuous and shall survive the taking of any accounting and the dissolution and winding-up of the Partnership as contemplated by this Agreement.


Dated: May 13, 1997                 MANAGING GENERAL PARTNER


                                    /s/ Carmine T. Oliva
                                    -----------------------------------
                                    Carmine T. Oliva



                                    GENERAL PARTNERS:


                                    See Attached Consents


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                                    EXHIBIT A

                Name of                                        % Interest in
             General Partner                             General Partnership
             ---------------                             -------------------
Mary L. & Hugh Gillespie                                             1.7015%
Sandra Farndell                                                      4.2878%
Bill Y. Wong                                                          .2041%
S. Fujii                                                              .6806%
Robert B. Runyon                                                     4.0836%
Andrew M. Wallerstein                                                 .3403%
Albert F. Ford III, Trustee for                                      3.6072%
Albert F. Ford II Trust
David A. Barrett                                                     3.6072%
David A. Barrett, Trustee for                                         .2722%
Albert F. Ford, III Trust
David A. Barrett, Trustee for                                         .2722%
William A. Ford Trust
David A. Barrett, Trustee for                                         .2722%
David A. Barrett, Jr. Trust
David A. Barrett, Trustee for                                         .2722%
Elizabeth C. Barrett Trust
David A. Barrett, Trustee for                                         .2722%
Jennifer P. Barrett Trust
Samuel J. Oliva                                                      17.695%
Ronald P. and Betty J. Oliva                                         3.6072%
Carmine T. and Georgann Oliva                                        17.334%
Graham Jeffries                                                       .1361%
Gallant Thein                                                         .6806%
Leslie Group, Inc.                                                   3.0627%
Louis Bernat                                                         1.3612%
Richard Gesoff                                                       1.0209%
William J. and Bevelry J.                                             .3403%
Miller
Philip M. Colicchio                                                   .2382%


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

                Name of                                        % Interest in
             General Partner                             General Partnership
             ---------------                             -------------------
William S. Papazian                                                   .2382%
Kevin M. Briody                                                       1.3612
Ralph S. Mason, III Trustee                                           .3403%
Ralph S. Mason Unified Credit
Trust
Hillel Weinberger                                                    1.8376%
Word-Tronics Corporation                                             1.3612%
Dina Partners                                                        3.4030%
John & Virginia Connolly                                              .3403%
Ralph S. Mason, III                                                   .3403%
Mason, Briody, Gallagher &                                            .6806%
Taylor
Morningstar Associates II                                            3.4030%
Thomas P. Gallagher                                                  3.0627%
Russell E. Froelich                                                  3.4030%
Gerald Unterman                                                      4.6009%
Richard Childs                                                        .8167%
David A. Barrett, Trustee for                                         .0680%
Andrew A. Ford Trust
Lee Javitch                                                          1.0209%
Norman B. Lipsett                                                     .5104%
Donald L. Horton                                                       .6806
Lee Javitch, Trustee for the                                          .5104%
Indenture of Trust of Norman B.
Lipsett, Trust
Michael Baldwin                                                        .442%
Howard Baldwin                                                         .442%
Charlotte P. Levine                                                  1.7015%
Georgeann Oliva                                                       3.403%
Jason A. Oliva                                                        .6806%


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